UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000
San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 5, 2025, Hercules Capital, Inc. (the “Company”) announced that it plans to make an offering of $250.0 million aggregate principal amount of its Convertible Unsecured Notes due 2028 (the “Convertible Notes”). The Company plans to grant the initial purchasers an option to purchase up to an additional $37.5 million principal amount of the Convertible Notes to cover overallotments, if any. The Convertible Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The Convertible Notes will be unsecured, will pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, the Company will pay or deliver, at the Company’s election, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, subject to an irrevocable settlement method election that may be made by the Company. The Company will not have the right to redeem the Convertible Notes prior to maturity. The Convertible Notes will mature on September 1, 2028, unless repurchased or converted in accordance with their terms prior to such date. The interest rate, initial conversion rate and other terms of the Convertible Notes are to be determined upon negotiations between the Company and the initial purchasers.

The Company intends to use the net proceeds from this offering (i) to fund investments in debt and equity securities in accordance with its investment objective and (ii) for working capital and other general corporate purposes.

Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In addition, on March 5, 2025, the Company issued a press release announcing that it plans to make the offering. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Hercules Capital, Inc., dated March 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

March 5, 2025	By:	/s/ Seth H. Meyer
Seth H. Meyer
Chief Financial Officer